UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                September 10, 2010

CHINA LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-31497	65-1001686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F. Gutai Beach Building No. 969, Zhongshan Road (South), Shanghai, China	200011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(562) 408-3888

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 10, 2010, the Magistrate Judge in the U.S. District Court for the Southern District of Florida (Case No. 08-61517-CIV-GOLD MCALILEY) issued a report and recommendation denying the Securities and Exchange Commission’s (the “SEC”) motion against China Logistics Group, Inc. for disgorgement of $931,000. As we had previously disclosed, the SEC’s motion for disgorgement was filed in connection with its September 24, 2008 civil complaint against Mr. V. Jeffrey Harrell, our former CEO and principal and financial accounting officer, Mr. David Aubel, previously our largest shareholder and formerly a consultant to us, and our company based upon the alleged improper conduct of Messrs. Harrell and Aubel that occurred at various times between in or about April 2003 and September 2006.  The Magistrate Judge’s report and recommendation granted the SEC’s motion for civil penalty against Mr. Harrell for $130,000 and Mr. Aubel for $250,000 and its motion for disgorgement against Mr. Aubel for $6,012,244.

Pursuant to Magistrate Rule 4(a), the parties may file written objections to the Magistrate Judge’s report and recommendation with the Honorable Alan S. Gold no later than September 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LOGISTICS GROUP, INC.

Date: September 13, 2010	By:	/s/ Wei Chen
Wei Chen, CEO and President